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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-72927, 333-56331 and 333-51959 each on Form S-8 and Registration Statement No. 333-89345 on Form S-3 of American Tower Corporation of our report dated March 1, 2000, appearing in this Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 1999.


Deloitte & Touche LLP
Boston, Massachusetts
March 29, 2000